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FROM: NETSOL INTERNATIONAL, INC.                        CONTACT: Syed Husain
      24025 Park Sorrento                                        818/667-4815
      Calabasas, California 91302


           NETSOL INTERNATIONAL OBTAINS TEMPORARY RESTRAINING ORDER
                 NEVADA JUDGE SIDES WITH MANAGEMENT TEAM
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CALABASAS, Calif.--(BUSINESS WIRE)--June 12, 2001--NetSol International, Inc.
(NASDAQ: NTWK, WWW.NETSOL-INTL.COM) announced today that management obtained a temporary restraining order yesterday, entitling it to oust the insurgent shareholder group from Netsol's headquarters here. The insurgent group improperly gained entry to the company's corporate offices early yesterday morning with the assistance of armed security guards. Netsol's management team and eight member board of directors continue to run the company. Under the Nevada court order, the insurgent shareholder group and the directors it claims to have elected are prohibited from taking any action whatsoever with respect to the company, at least until the court hearing scheduled for Friday June 15, 2001. The Court found that NetSol has shown a reasonable probability of success on the merits of its claim, specifically that the defendants are not properly elected members of the Board of Directors of NetSol, and that their purported election violates Nevada law.

"We believe that the insurgent shareholder group's public claim of victory was irresponsible, and, at the very least, premature since an independent party has not counted the votes cast to date," stated Najeeb Ghauri, chief executive officer of Netsol. "We are disappointed with the conduct of the insurgent group and the manner in which they continue to conduct this contest, which by no means is over."

Irfan Mustafa, Netsol's chairman of the board of directors, went on to say "We remain confident that we will win this proxy contest. We are looking forward to directing our energy towards increasing shareholder value as opposed to fighting this wasteful proxy contest."

The company filed its definitive proxy materials with the SEC in connection with the special meeting to be held June 19, 2001 in response to NetSol Shareholder Group LLC's request to expand the company's board of directors from eight to fifteen members and fill the newly created vacancies with its hand picked nominees.

The company's board of directors urges its shareholders to contact MacKenzie Partners, Inc. at (800) 322-2885 or PROXY@MACKENZIEPARTNERS.COM for more information. Netsol's board of directors also urges its shareholders to read the entire proxy statement because it contains important information.

NetSol International Inc. is an ISO-9001 certified software developer in the global information technology industry. With an international workforce of more than 400 employees, NetSol specializes in software development, proprietary and asset-based leasing and finance programs, IT consulting, and creation of eBusiness and Web-based solutions for a growing list of blue-chip customers worldwide. Clients include Daimler Chrysler Taiwan; Mercedes Benz Financing, Australia; Mercedes Benz Leasing, Thailand; CFS Groups U.K., St. George Bank, Australia; GMAC in Australia, and Debis Porfolio Systems, U.K. For more information about NetSol and its subsidiaries, visit the company's web site at www.netsol-intl.com.

Safe Harbor Statement

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This release contains forward looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions identify forward looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance of those products and services. A more detailed description of certain factors that could affect actual results include those factors discussed in the Company's filings with the United States Securities and Exchange Commission, including its annual report on Form 10-KSB and quarterly reports on Form 10-QSB. NetSol International Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrences of unanticipated events. Readers are cautioned not to put undue reliance on forward-looking statements, which speak only as of the date of this release. The company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or for any other reason.